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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-75801, 333-77211 and 333-85324 of MicroFinancial Incorporated each on Form S-8 and in Registration Statement No. 333-122020 of MicroFinancial Incorporated on Form S-3 of our report dated March 30, 2004, appearing in this Annual Report on Form 10-K of MicroFinancial Incorporated for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 30, 2005